EXHIBIT 99.1

Know Labs Expands Board of Directors

Appoints Three New Directors with Deep Sector Expertise

SEATTLE – November 8, 2023 – Know Labs, Inc. (NYSE American: KNW), an emerging developer of non-invasive medical diagnostic technology, today announced the appointment of three new members to the Company’s Board of Directors. These appointments increase the number of Directors to seven. Each new Director brings to the board extensive sector-relevant experience with deep knowledge of the science and the marketplace that is the focus of Know Labs. The new appointees are John Cronin, Larry Ellingson and Tim Londergan.

John Cronin is the founder and CEO of ipCapital Group, Inc., a leading global advisory company on intellectual property strategy and monetization. Cronin began his career at IBM where he was the sole inventor of breakthrough chip design technology that became the company’s most valuable patent, generating $500 million in revenue. He went on to create the IBM Patent Factory and grew IBM’s patent portfolio from ninth to number one in the world. He played a pivotal role in increasing IBM’s patent licensing revenue from $30 million to over $2 billion a year. Cronin has been a strategic advisor and consultant to Know Labs, supporting the company’s expanding patent portfolio from 86 to 246 patents issued, pending and in process over the last twelve months, increasing its global leadership in the non-invasive blood glucose monitoring category.

Larry Ellingson has been a member of Know Labs’ Medical Advisory Board for the past four years. Ellingson’s insight and global relationships have been instrumental in shaping Know Labs’ strategy and opening important doors in the diabetes industry. Ellingson’s background includes 30 years with Eli Lilly where he headed the multibillion-dollar annual revenue Diabetes Care business unit. Ellingson has been an advocate for accessible and affordable diagnosis and treatment through his activities with diabetes focused non-profit organizations. Among his many activities he has served as Chairman of the Board of the American Diabetes Association and has been the Vice-Chairman of the Board of the Diabetes Leadership Council for the last several years.

Tim Londergan is the founder and CEO of Tangibly, Inc., developer of the globe’s pre-eminent trade secret management platform. Trade secrets are a key component of an IP asset base and include the company’s proprietary algorithms. Londergan has a Ph.D. in Chemistry and experience as a CEO and COO of technology companies, including Lumera, Wavefront Venture Labs and Operem. He spent several years as Head of Commercial Development at Intellectual Ventures--a six-billion-dollar global intellectual property fund. In that role he managed a project between Intellectual Ventures and Know Labs to enhance Know Labs’ IP portfolio. Recently, Londergan was named IAM 300 World’s Leading IP Strategist 2023.

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“We are fortunate to be able to attract to our board these respected individuals whose areas of expertise are directly related to the work we have underway,” said Ron Erickson, CEO and Chairman at Know Labs. “Their insights will help us build upon the knowledge and skills of our other board members and our own team as we refine our technology, expand our IP asset base, work on strategic collaboration opportunities, and prepare for submission and hoped-for FDA clearance of our non-invasive blood glucose monitoring device. We are thrilled to have John Cronin, Larry Ellingson and Tim Londergan join our Board of Directors.”

For more information on Know Labs, visit www.knowlabs.co.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s platform technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of the technology will be in a product marketed as a non-invasive glucose monitor. The device will provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration clearance prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2022, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

For Know Labs Media Inquiries Contact:

Matter Health

Abby Mayo

Knowlabs@matternow.com

Ph. (617) 272-0592

Know Labs, Inc. Contact:

Jordyn Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414

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